UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2017

GENPACT LIMITED
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-33626 (Commission File Number)	98-0533350 (IRS Employer Identification No.)
Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

Indenture and 3.700% Senior Notes due 2022

On March 27, 2017, Genpact Luxembourg S.à r.l. (“Genpact Luxembourg”), an indirect wholly owned subsidiary of Genpact Limited (“Genpact”), completed its previously announced private offering of $350 million aggregate principal amount of its 3.700% Senior Notes due 2022 (the “Notes”).  The Notes are Genpact Luxembourg’s senior unsecured indebtedness and are guaranteed on a senior unsecured basis by Genpact.  The Notes were issued pursuant to an indenture dated as of March 27, 2017 (the “Base Indenture”) among Genpact Luxembourg, Genpact and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a supplemental indenture dated as of March 27, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes and the related guarantee were offered in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will mature on April 1, 2022.  Interest on the Notes accrues at the rate of 3.700% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2017.  The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the notes.

The Notes and the guarantee are general unsecured obligations of Genpact Luxembourg and Genpact and will be pari passu in right of payment with all existing and future senior unsecured indebtedness of both entities, will be effectively subordinated to all future secured indebtedness of both entities to the extent of the value of the assets securing that indebtedness and will be senior in right of payment to all future subordinated indebtedness of both entities. The Notes will be structurally subordinated to all indebtedness and other liabilities of subsidiaries of Genpact (other than Genpact Luxembourg) that do not guarantee the Notes, including the liabilities of certain subsidiaries pursuant to Genpact’s senior credit facility.

Genpact Luxembourg may redeem some or all of the Notes prior to March 1, 2022 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium. Genpact Luxembourg may redeem some or all of the Notes on or after March 1, 2022 at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to but not including the redemption date.

The Notes are subject to certain customary covenants, including limitations on the ability of Genpact and certain of its subsidiaries, including Genpact Luxembourg, with significant exceptions, (i) to incur debt secured by liens; (ii) to engage in certain sale and leaseback transactions and (iii) to consolidate, merge, convey or transfer their assets substantially as an entirety. In addition, pursuant to a customary change of control covenant, upon a change of control repurchase event, Genpact Luxembourg will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Genpact intends to use the net proceeds from the offering to repay outstanding loans under its revolving credit facility and for general corporate purposes, which may include acquisitions and share repurchases, among other uses.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Base Indenture, the Supplemental Indenture and the form of the Notes are attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, Genpact and Genpact Luxembourg entered into a registration rights agreement dated March 27, 2017 (the “Registration Rights Agreement”), with Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) for the several initial purchasers of the Notes (the “Initial Purchasers”) named on Schedule I to the purchase agreement dated March 21, 2017 by and among Genpact, Genpact Luxembourg and the Representatives (the “Purchase Agreement”).

Pursuant to the Registration Rights Agreement, Genpact and Genpact Luxembourg are required to, among other things, use their commercially reasonable efforts to cause an offer to exchange the Notes for registered notes having substantially identical terms as the Notes to be completed or, if required, to have one or more shelf registration statements declared effective, within 455 days after the issue date of the Notes.

If: (1) Genpact and Genpact Luxembourg fail to consummate the exchange offer on or prior to June 25, 2018, (2) a shelf registration statement, if required, has not been declared (or become automatically) effective on or prior to June 25, 2018 or (3) a required registration statement is filed and declared (or becomes automatically) effective but thereafter ceases to be effective or usable (subject to certain exceptions) during the applicable periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (3) above, a “Registration Default”), then the interest borne by the Notes will increase by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and will further increase by 0.25% per annum at the end of each subsequent 90-day period that such additional interest continues to accrue, but in no event will such increase exceed 0.50% per annum.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the agreement. A copy of the Registration Rights Agreement is attached as Exhibit 4.4 hereto, and is incorporated by reference herein.

The Initial Purchasers are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Genpact and/or Genpact Luxembourg from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Genpact and/or Genpact Luxembourg in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, Genpact and/or Genpact Luxembourg have in the past performed services and engaged in commercial dealings with certain Initial Purchasers or their affiliates and may, from time to time, engage in transactions with and perform services for the Initial Purchasers or their affiliates in the ordinary course of business.

In addition, certain Initial Purchasers, including the Representatives or their affiliates, are lenders, and in some cases agents or managers for the lenders, under Genpact’s senior credit facility. As a result, to the extent that Genpact and Genpact Luxembourg use a portion of the proceeds from the offering to repay loans outstanding under Genpact’s revolving credit facility, the Initial Purchasers or their affiliates that are lenders thereunder may receive a portion of the proceeds of this offering. Certain of the Initial Purchasers or their affiliates that have a lending relationship with Genpact routinely hedge their credit exposure to Genpact consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 under the headings “Indenture and 3.700% Senior Notes due 2022” and “Registration Rights Agreement” are incorporated by reference in this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Base Indenture, dated as of March 27, 2017, by and among Genpact, Genpact Luxembourg and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of March 27, 2017, by and among Genpact, Genpact Luxembourg and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 3.700% Senior Note due 2022 (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2).
4.4
Registration Rights Agreement, dated March 27, 2017, by and among Genpact, Genpact Luxembourg and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives for the several initial purchasers named on Schedule I to the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

By:	/s/ Heather D. White
Name: Heather D. White
Title: Senior Vice President

Dated:  March 28, 2017

EXHIBIT INDEX

Each of the following exhibits is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Base Indenture, dated as of March 27, 2017, by and among Genpact, Genpact Luxembourg and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of March 27, 2017, by and among Genpact, Genpact Luxembourg and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 3.700% Senior Note due 2022 (included as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2).
4.4
Registration Rights Agreement, dated March 27, 2017, by and among Genpact, Genpact Luxembourg and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives for the several initial purchasers named on Schedule I to the Purchase Agreement.